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                                                                    EXHIBIT 23.5

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of FPA Medical Management, Inc. on Form S-4 of the report of Stevenson, Jones, Imig, Holmaas & Kleinhans, P.C. dated April 27, 1994 on the financial statements of Thomas-Davis Medical Centers, P.C. as of December 31, 1993 and for the year then ended, appearing in Registration Statement No. 33-13535 of FPA Medical Management, Inc. on Form S-4.

     We also consent to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is a part of this Registration Statement.

                                          STEVENSON, JONES & HOLMAAS, P.C.

Tucson, Arizona
February 10, 1997